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                                                                    EXHIBIT 99.2

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                           JACOR COMMUNICATIONS, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                             THE METROPOLITAN CLUB
                   50 EAST RIVERCENTER BOULEVARD, 19TH FLOOR
                              COVINGTON, KENTUCKY
                     MARCH 26, 1999, 10:00 A.M., LOCAL TIME

     The undersigned hereby appoints Randy Michaels, R. Christopher Weber and Jon M. Berry, and each of them, as Proxy Holders for the undersigned, with full power of substitution, to appear and vote all of the shares of Jacor Communications, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky on March 26, 1999, at 10:00 a.m., local time, and at any adjournment thereof, and in their discretion to act upon any other matters that may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     Please mark sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.

          (Continued, and to be dated and signed on the reverse side.)
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(Reverse side)

If you plan to attend the Special Meeting, please check the box on the proxy indicating that you plan to attend. The proposal is fully explained in the enclosed Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus. To vote your proxy, please MARK by placing an "X" in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope, postage prepaid.

                                     PROXY

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of October 8, 1998, among Clear Channel Communications, Inc., CCU Merger Sub, Inc. and Jacor Communications, Inc. (the "Merger Agreement"), and approve the merger.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                             Shares in your name(s)
               ------------------              [ ] Attend Meeting

                                           Dated:
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                                                       Signature(s)

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                                                       Signature(s)

                                           NOTE: PLEASE SIGN EXACTLY AS NAME
                                           APPEARS TO THE LEFT. Joint owners
                                           should each sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give full
                                           title.

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